Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrant's charter
Nuveen Quality Preferred Income Fund
333-91718, 811-21082


On August 21, 2002, under Conformed
Submission
Type 497, accession number, 0000950137-
02-004589,
a copy of the final prospectus containing a description of the preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.